Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-56927, 333-28983, 33-60077, 33-10796, 33-6075, 333-53438 of HPSC, Inc. on Form S-8 of our report dated March 31, 2003, which contains an explanatory  paragraph relating to the adoption of Statement of Financial Accounting Standards No. 133, incorporated by reference in this Annual Report on Form 10-K of HPSC, Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 31, 2003